TRUEBLUE REPORTS THIRD QUARTER 2025 RESULTS

TACOMA, WASH. - Nov. 3, 2025 -- TrueBlue (NYSE:TBI) today announced its third quarter results for 2025.

Third Quarter 2025 Financial Highlights

•Revenue of $431 million, up 13 percent compared to the prior year period
◦$14 million of revenue from the January HSP acquisition
•Net loss of $2 million improved from net loss of $8 million in the prior year period
◦SG&A expense improved 8 percent to $92 million compared to $100 million in the prior year period
◦Adjusted EBITDA1 increased to $11 million compared to $5 million in the prior year period
•Cash of $20 million, debt of $68 million and $75 million of borrowing availability, for total liquidity of $95 million at period end
◦Increased working capital by $19 million during the quarter.
Commentary

“Our third quarter performance exceeded expectations as business trends continued to stabilize and we gained traction with our strategic focus,” said Taryn Owen, President and CEO of TrueBlue. “We’ve made meaningful progress advancing our growth strategy, including enhanced performance in attractive end markets, most notably within our skilled businesses where energy sector revenue more than doubled and our commercial driver business delivered its fifth consecutive quarter of double-digit growth.”

Ms. Owen continued, “This quarter underscores the progress we’re making on our long-term enterprise strategy, as we continue to strengthen performance, anticipate market shifts, and advance toward sustainable, profitable growth. Our key priorities are taking hold as we further expand in high-growth markets, accelerate our digital transformation, and optimize our sales function to capitalize on growth opportunities and deliver greater shareholder value as the market rebounds.”

Results

Third quarter revenue was $431 million, an increase of 13 percent compared to revenue of $382 million in the third quarter of 2024. Net loss per diluted share was $0.06 compared to net loss per diluted share of $0.26 in the prior year period. Adjusted net income1 per diluted share was $0.03 compared to adjusted net loss per diluted share of $0.11 in the prior year period.

2025 Outlook

TrueBlue is providing certain forward-looking information to help investors form their estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss third quarter 2025 results on a webcast at 2:00 p.m. PT (5:00 p.m. ET), today, Monday, Nov. 3, 2025.

The quarterly earnings presentation and webcast can be accessed on the Investor Relations section of the TrueBlue website: investor.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions. As The People Company®, we put people first–advancing our mission to connect people and work while delivering smart, scalable solutions that help businesses grow and communities thrive. Since our founding, TrueBlue has connected more than 10 million people with work and served over 3 million clients across a variety of industries. Powered by proprietary, digitally enabled platforms and decades of expertise, our brands–PeopleReady, PeopleScout, Staff Management | SMX, Centerline, SIMOS, and Healthcare Staffing Professionals–provide a full spectrum of flexible staffing, workforce management, and recruitment solutions that bring precision, speed and scale to the changing world of work. Learn more at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expectations regarding stabilization in demand, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, which can be negatively impacted by factors such as rising interest rates, inflation, changes in government policies, political instability, epidemics and global trade uncertainty, (2) factors relating to any unsolicited offer (“Offer”) to purchase the shares of the Company, actions taken by the Company or its stockholders in respect to such an Offer, and the effects of such an Offer, or the completion or failure to complete an Offer on the Company’s business, or other developments involving such an Offer and the activist shareholders or others who disagree with the composition of the board, our strategy, or the way the Company is managed; (3) our ability to maintain profit margins, (4) our ability to attract and retain clients, (5) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (6) our ability to successfully execute on business strategies and further digitalize our business model, (7) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (8) new laws, regulations, and government incentives that could affect our operations or financial results, (9) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, (10) our ability to successfully integrate acquired businesses, and (11) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities and Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our U.S. GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact

Investor Relations
InvestorRelations@trueblue.com

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended		39 weeks ended
(in thousands, except per share data)	Sep 28, 2025	Sep 29, 2024	Sep 28, 2025	Sep 29, 2024
Revenue from services	$431,266	$382,357	$1,197,819	$1,181,440
Cost of services	333,374	282,320	920,021	877,594
Gross profit	97,892	100,037	277,798	303,846
Selling, general and administrative expense	91,728	99,973	276,147	303,928
Depreciation and amortization	6,310	6,967	18,661	22,616
Goodwill and intangible asset impairment charge	—	—	200	59,674
Loss from operations	(146)	(6,903)	(17,210)	(82,372)
Interest and other income (expense), net	(1,059)	521	2,037	3,861
Loss before tax expense	(1,205)	(6,382)	(15,173)	(78,511)
Income tax expense	711	1,253	1,251	35,532
Net loss	$(1,916)	$(7,635)	$(16,424)	$(114,043)

Net loss per common share:
Basic	$(0.06)	$(0.26)	$(0.55)	$(3.75)
Diluted	$(0.06)	$(0.26)	$(0.55)	$(3.75)

Weighted average shares outstanding:
Basic	29,896	29,704	29,817	30,384
Diluted	29,896	29,704	29,817	30,384

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Sep 28, 2025	Dec 29, 2024
ASSETS
Cash and cash equivalents	$19,893	$22,536
Accounts receivable, net	251,873	214,704
Other current assets	41,476	39,853
Total current assets	313,242	277,093
Property and equipment, net	81,843	89,602
Restricted cash, cash equivalents and investments	149,691	179,916
Goodwill and intangible assets, net	61,027	30,406
Other assets, net	84,724	98,359
Total assets	$690,527	$675,376

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$39,447	$45,599
Accrued wages and benefits	67,395	61,380
Current portion of workers’ compensation claims reserve	27,805	34,729
Other current liabilities	21,055	18,417
Total current liabilities	155,702	160,125
Workers’ compensation claims reserve, less current portion	75,090	105,063
Long-term debt, less current portion	68,200	7,600
Other long-term liabilities	87,196	87,229
Total liabilities	386,188	360,017
Shareholders’ equity	304,339	315,359
Total liabilities and shareholders’ equity	$690,527	$675,376

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	39 weeks ended
(in thousands)	Sep 28, 2025	Sep 29, 2024
Cash flows from operating activities:
Net loss	$(16,424)	$(114,043)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization (inclusive of depreciation included in cost of services)	21,657	22,616
Goodwill and intangible asset impairment charge	200	59,674
Provision for credit losses	1,119	1,577
Stock-based compensation	5,629	5,676
Deferred income taxes	(356)	34,694
Non-cash lease expense	8,291	9,145
Other operating activities	(3,643)	(5,052)
Changes in operating assets and liabilities:
Accounts receivable	(24,411)	25,802
Income taxes receivable and payable	3,151	219
Other assets	5,233	8,719
Accounts payable and other accrued expenses	(7,693)	(18,771)
Accrued wages and benefits	(4,355)	(15,640)
Workers’ compensation claims reserve	(36,898)	(30,069)
Operating lease liabilities	(8,614)	(9,236)
Other liabilities	3,440	1,500
Net cash used in operating activities	(53,674)	(23,189)
Cash flows from investing activities:
Capital expenditures	(12,552)	(18,874)
Acquisition of business, net of cash acquired	(30,181)	—
Proceeds from business divestiture, net	400	2,928
Payments for company-owned life insurance	(2)	(4,000)
Purchases of restricted held-to-maturity investments	(3,935)	(10,180)
Maturities of restricted held-to-maturity investments	30,178	28,688
Net cash used in investing activities	(16,092)	(1,438)
Cash flows from financing activities:
Purchases and retirement of common stock	—	(21,301)
Net proceeds from employee stock purchase plans	363	564
Common stock repurchases for taxes upon vesting of restricted stock	(973)	(2,221)
Net change in revolving credit facility	60,600	—
Other	(401)	(1,807)
Net cash provided by (used in) financing activities	59,589	(24,765)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(134)	(638)
Net change in cash, cash equivalents, and restricted cash and cash equivalents	(10,311)	(50,030)
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	61,100	99,306
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$50,789	$49,276

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended
(in thousands)	Sep 28, 2025	Sep 29, 2024
Revenue from services:
PeopleReady	$251,436	$214,792
PeopleManagement	132,863	130,852
PeopleSolutions (1)	46,967	36,713
Total company	$431,266	$382,357

Segment profit (2):
PeopleReady	$8,099	$3,043
PeopleManagement	4,552	3,278
PeopleSolutions	4,185	2,542
Total segment profit	16,836	8,863
Corporate unallocated expense	(6,194)	(4,184)
Total company Adjusted EBITDA (3)	10,642	4,679
Third-party processing fees for hiring tax credits (4)	(60)	30
Amortization of software as a service assets (5)	(1,063)	(1,615)
Acquisition/integration costs	(42)	—
Workforce reduction costs (6)	(527)	(2,809)
PeopleReady technology upgrade costs (7)	—	(65)
Other adjustments, net (8)	(1,751)	(156)
EBITDA (2)	7,199	64
Depreciation and amortization (9)	(7,345)	(6,967)
Interest and other income (expense), net	(1,059)	521
Loss before tax expense	(1,205)	(6,382)
Income tax expense	(711)	(1,253)
Net loss	$(1,916)	$(7,635)
(1)PeopleSolutions segment includes previously reported PeopleScout segment as well as Healthcare Staffing Professionals Inc. acquired on January 31, 2025.
(2)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit (loss) excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(3)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(4)These third-party processing fees are associated with generating hiring tax credits.
(5)Amortization of software as a service assets is reported in selling, general and administrative expense.
(6)Workforce reduction costs of $0.5 million for the 13 weeks ended September 28, 2025 were reported as $0.1 million in cost of services and $0.4 million in selling, general and administrative expense. Workforce reduction costs of $2.8 million for the 13 weeks ended September 29, 2024 were reported as $0.2 million in cost of services and $2.6 million in selling, general and administrative expense.
(7)Costs associated with upgrading legacy PeopleReady technology.
(8)Other adjustments for the 13 weeks ended September 28, 2025 include non-routine professional fees and other expenses.
(9)Includes software depreciation reported in cost of services.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income (loss) and Adjusted net income (loss) per diluted share
Net loss and net loss per diluted share, excluding:
–gain on divestiture,
–amortization of intangibles,
–acquisition/integration costs,
–workforce reduction costs,
–PeopleReady technology upgrade costs,
–other adjustments, net, and
–tax effect of the adjustments and deferred tax asset valuation allowance.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net loss:
–income tax expense,
–interest and other (income) expense, net, and
–depreciation and amortization.

Adjusted EBITDA further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–acquisition/integration costs,
–workforce reduction costs,
–PeopleReady technology upgrade costs, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expense
Selling, general and administrative expense excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–acquisition/integration costs,
–workforce reduction costs,
–PeopleReady technology upgrade costs, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET LOSS TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(Unaudited)

	13 weeks ended
(in thousands, except for per share data)	Sep 28, 2025	Sep 29, 2024
Net loss	$(1,916)	$(7,635)
Gain on divestiture	—	29
Amortization of intangible assets	650	672
Acquisition/integration costs	42	—
Workforce reduction costs (1)	527	2,809
PeopleReady technology upgrade costs (2)	—	65
Other adjustments, net (3)	1,751	156
Tax effect of adjustments and deferred tax asset valuation allowance (4)	—	573
Adjusted net income (loss)	$1,054	$(3,331)

Adjusted net income (loss) per diluted share	$0.03	$(0.11)

Diluted weighted average shares outstanding	30,283	29,704

Margin / % of revenue:
Net loss	(0.4)%	(2.0)%
Adjusted net income (loss)	0.2%	(0.9)%
2.RECONCILIATION OF U.S. GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended
(in thousands)	Sep 28, 2025	Sep 29, 2024
Net loss	$(1,916)	$(7,635)
Income tax expense	711	1,253
Interest and other (income) expense, net	1,059	(521)
Depreciation and amortization (5)	7,345	6,967
EBITDA	7,199	64
Third-party processing fees for hiring tax credits (6)	60	(30)
Amortization of software as a service assets (7)	1,063	1,615
Acquisition/integration costs	42	—
Workforce reduction costs (1)	527	2,809
PeopleReady technology upgrade costs (2)	—	65
Other adjustments, net (3)	1,751	156
Adjusted EBITDA	$10,642	$4,679

Margin / % of revenue:
Net loss	(0.4)%	(2.0)%
Adjusted EBITDA	2.5%	1.2%

3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE
(Unaudited)

	13 weeks ended
(in thousands)	Sep 28, 2025	Sep 29, 2024
Selling, general and administrative expense	$91,728	$99,973
Third-party processing fees for hiring tax credits (6)	(60)	30
Amortization of software as a service assets (7)	(1,063)	(1,615)
Acquisition/integration costs	(42)	—
Workforce reduction costs (1)	(374)	(2,601)
PeopleReady technology upgrade costs (2)	—	(65)
Other adjustments, net (3)	(1,751)	(156)
Adjusted SG&A expense	$88,438	$95,566

% of revenue:
Selling, general and administrative expense	21.3%	26.1%
Adjusted SG&A expense	20.5%	25.0%
(1)Workforce reduction costs of $0.5 million for the 13 weeks ended September 28, 2025 were reported as $0.1 million in cost of services and $0.4 million in selling, general and administrative expense. Workforce reduction costs of $2.8 million for the 13 weeks ended September 29, 2024 were reported as $0.2 million in cost of services and $2.6 million in selling, general and administrative expense.
(2)Costs associated with upgrading legacy PeopleReady technology.
(3)Other adjustments for the 13 weeks ended September 28, 2025 include non-routine professional fees and other expenses.
(4)The tax effect includes the application of our statutory rate of 26% to all taxable / deductible adjustments. For the 13 weeks ended September 28, 2025 and September 29, 2024, there was no tax effect associated with the adjustments due to the valuation allowance recorded against our deferred tax assets. For the 13 weeks ended September 29, 2024, a valuation allowance of $0.6 million was recorded against our foreign deferred tax assets.
(5)Includes software depreciation reported in cost of services.
(6)These third-party processing fees are associated with generating hiring tax credits.
(7)Amortization of software as a service assets is reported in selling, general and administrative expense.